Exhibits 5
& 23.3

LAW OFFICES
JOHNSON & JONES
A PROFESSIONAL CORPORATION

JOHN B. JOHNSON, JR.	2200 BANK OF AMERICA CENTER	TELEPHONE
KENNETH E. DORNBLASER	15 W. SIXTH STREET	(918) 584-6644
RANDY R. SHORB	TULSA, OKLAHOMA 74119
E. ANDREW JOHNSON		FAX
J. CHRISTOPHER DAVIS		(918) 584-6645
------------------
JON D. CARTLEDGE		E MAIL
LUKE A. BOMER		kdornblaser@johnson-jones.com
RYAN J. FULDA
TREVOR L. HUGHES
PAUL KINGSOLVER, Of Counsel

July 1, 2010

Arena Resources, Inc.
6555 S. Lewis Avenue
Tulsa, Oklahoma 74136

Re:  Arena Stock Option Plan and Restricted Stock Award Plan Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) of Arena Resources, Inc., a Nevada corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees and directors of the Company’s common stock, $.001 par value per share, under the Arena Resources, Inc. Stock Option Plan and the Arena Resources, Inc. Restricted Stock Award Plan (collectively, the “Plans”).  All of the 429,749 shares being registered are newly issued by the Company and will hereinafter be referred to as the “Shares”.

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed.  Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Johnson & Jones, P.C.